Exhibit 99.1

Company Contact:

Andrea tenBroek

Communications Specialist

(978) 646-1419

mediarelations@abiomed.com

Investor Relations:

Edward E. Berger, Ph.D.

Vice President for Policy, Reimbursement and External Relations

(978) 646-1411

ir@abiomed.com

ABIOMED ANNOUNCES RESULTS

FOR FISCAL YEAR ENDED MARCH 31, 2004

Ten percent growth over prior year with record setting fourth quarter

Danvers, MA, May 27, 2004 — ABIOMED, Inc.  (NASDAQ: ABMD) today released financial results for its fiscal year ended March 31, 2004 (“fiscal 2004”) and commented on significant highlights of the most recent 12 months.

Financial and operating highlights for fiscal 2004 and important recent developments include:

•      Successful clinical market introduction of our new AB5000™ Circulatory Support System console and ventricle, culminating in a formal product launch in April 2004. More than 30 centers have already signed on and more than 75 patients supported.

•      Total revenues of $25.7 million, 10% growth over the prior year, driven by record revenues of $8.6 million in the fourth quarter, 27% higher than the $6.8 million in revenues in the comparable quarter of the prior year.

•      A 48% reduction in net loss for the year, to $0.45 per share, and a substantial reduction in the rate of cash consumption, demonstrating consistent progress toward our goal of profitability of our existing business operations.

•      Continued progress toward achieving our goal of initial FDA market approval for the AbioCor® Implantable Replacement Heart under a Humanitarian Device Exemption, including three implants in the last three months.

•      Appointment of GE Healthcare executive Michael R. Minogue to succeed ABIOMED’s Chairman and founder Dr. David M. Lederman as Chief Executive Officer and President in April 2004.

•      Significant strategic hires to strengthen ABIOMED’s management capabilities, processes and systems.

“Fiscal 2004 was a step forward for ABIOMED, “ Mr. Minogue said.  “Our fundamental mission is to unlock ABIOMED’s full potential with the proper strategy, processes and execution in both the short and long term.  ABIOMED’s current products for mechanical circulatory support represent a strong business opportunity in the short term. This year, we introduced the AB5000 Circulatory Support System, and we entered this segment of the market with the largest existing installed base of consoles for circulatory assist.  We also offer the most flexible system available: both the BVS Blood Pump and AB5000 Ventricle can be driven by the AB5000 Console, an advanced computer platform with upgradeable software.  This console is designed to allow doctors to make best clinical decision for patients, as well as the most cost-efficient one.”

“In addition to the short term opportunity with our existing products, the AbioCor represents the company’s potential in the future, with the market for the replacement heart estimated to be more than $1 billion annually,” Mr. Minogue added. “Not only do we intend to seek commercial approval under a Humanitarian Device Exemption for the AbioCor this year, but we also have development underway on the AbioCor II.”

Financial Results

Financial results for the year ending March 31, 2004 are summarized in the attached table, and are detailed in ABIOMED’s Form 10-K filed today with the Securities and Exchange Commission.   The following are excerpted from our 10-K filing:

Product Revenues. Product revenues increased by $2.0 million, or 8%, from $23.1 million in fiscal 2003 to $25.1 million in fiscal 2004.  The increase is attributable to sales of AB5000 consoles and ventricles during the controlled clinical rollout that began in the first fiscal quarter for the console and in the second fiscal quarter for the ventricle…Going forward, we expect total revenue growth of at least 10% annually driven by sales of AB5000 consoles and ventricles subsequent to the full product release in April 2004.

Funded Research and Development Revenues.  Contract revenues increased by $0.5 million to $0.7 million in fiscal 2004 from $0.2 million in fiscal 2003.  As of March 31, 2004, our total backlog of research and development contracts and grants was $0.3 million.

Cost of Product Revenues.  Cost of product revenues as a percentage of product revenues improved to 30% for fiscal 2004 from 32% in fiscal 2003…We expect that the growth of AB5000 product revenues will support continued margin improvement in future reporting periods.

Research and Development Expenses.  Research and development expenses decreased by $6.3 million, or 30%, from $20.6 million in fiscal 2003 to $14.3 million in fiscal 2004…The largest portion of this decrease is attributable to research and development expenses incurred for the AbioCor.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses decreased by $0.6 million, or 4%, from $14.7 million in the prior year to $14.1 million in the fiscal year ended  March 31, 2004... As we plan to increase both sales and clinical support staffing in order to support the ongoing release of the AB5000 product, selling and clinical support costs are likely to increase going forward.

Net Loss.  Net loss for the year was approximately $9.4 million, or $0.45 per share.  This is a 48% reduction from the net loss of approximately $18.2 million, or $0.87 per share, in the prior fiscal year…Continued reduction of our net loss is an important goal of management, and we anticipate moving into profitability of our existing business operations before the end of fiscal 2005.

ABIOMED will be hosting a conference call with analysts and investors to discuss its fiscal 2004 results.  This conference call is scheduled for today, May 27, at 11:00 A.M. Eastern Time and may be heard live via our website at www.abiomed.com.

Based in Danvers, Massachusetts, ABIOMED, Inc. (pronounced “AB’-EE-O-MED”) is a leading developer, manufacturer and marketer of medical products designed to assist or replace the pumping function of the failing heart. ABIOMED, which currently sells the BVS® 5000 Biventricular Support System and the AB5000™ Circulatory Support System, is the market leader in devices for the temporary support of patients with failing but potentially recoverable hearts. The company’s AbioCor® Implantable Replacement Heart is the subject of an initial clinical trial being conducted under an Investigational Device Exemption from the United States Food and Drug Administration.  The AbioCor has not been approved for commercial distribution, and is not available for use or sale outside of the initial clinical trial.

This Release contains forward-looking statements, including statements regarding commercial development of ABIOMED’s products, the timing and clinical results of the AbioCor trial, and the Company’s progress toward profitability. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing and other risks detailed in the Company’s filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release.  The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

ABIOMED, INC.

FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED OPERATING RESULTS  (Unaudited)

(In thousands, except per share data)

	Fiscal Years Ended
	March 31, 2004	March 31, 2003
Product Revenues	$25,070	$23,127
Funded Research & Development	669	183
Total Revenues	25,739	23,310
Cost of Product Revenues	7,591	7,501
R&D Expenses	14,299	20,552
S,G&A Expenses	14,101	14,748
Total, Costs and Expenses	35,991	42,801
Loss from Operations	(10,252)	(19,491)
Interest and Other Income, net	806	1,320
Net Loss	$(9,446)	$(18,171)

Basic and Diluted Net Loss per Share	$(0.45)	$(0.87)

Weighted Average Shares Outstanding	21,153	20,994

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2004	March 31, 2003

Cash, Marketable Securities and Long-Term Investments	$45,541	$54,449

Working Capital	$32,154	$56,987

Total Assets	$59,161	$68,516

Current Liabilities	$4,825	$6,426

Stockholders’ Equity	$54,336	$62,090

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